                               (Face of Security)

                  THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE GOLDMAN SACHS GROUP, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                 (Face of Security continued on next page)

CUSIP NO. 38141GAU8

                            THE GOLDMAN SACHS GROUP, INC.

                             MEDIUM-TERM NOTES, SERIES B


            0.25% Exchangeable Index-Linked Note due November 7, 2005
                      (Linked to the Nasdaq-100 Index(R))


         The following terms apply to this Security. Capitalized terms that are not defined the first time they are used in this Security shall have the meanings indicated elsewhere in this Security.

FACE AMOUNT:  $20,000,000

PRINCIPAL AMOUNT: on the Stated Maturity Date, the Company will pay the Holder cash equal to 100% of the Outstanding Face Amount, unless (i) the Holder exercises the Exchange Right, (ii) the Company exercises the Call Right or
(iii) an Automatic Exchange occurs, all as provided on the face of this Security.

EXCHANGE RIGHT: the Holder may elect to exchange this Security, in whole or in part at any time, for the Exchange Value on the Exchange Notice Date times the Face Amount exchanged and divided by $1,000 as provided in section 5 and elsewhere on the face of this Security.

EXCHANGE VALUE: a cash amount equal to the product of (i) the Exchange Rate and
(ii) the Closing Index Level on the relevant date specified in section 5 on the face of this Security.

EXCHANGE RATE:  0.25262

INDEX: the Nasdaq-100 Index(R), as determined and published by The Nasdaq Stock Market, Inc., or any Successor Index, in each case as it may be modified, replaced or adjusted from time to time as provided on the face of this Security.

CALL RIGHT: the Company may redeem this Security as provided in section 6 on the face of this Security.

AUTOMATIC EXCHANGE: an Automatic Exchange of this Security may occur on the Stated Maturity Date or on any Call Date, as provided in section 7 on the face of this Security.

CALCULATION AGENT: Goldman, Sachs & Co.

DEFEASANCE: neither full


                 (Face of Security continued on next page) defeasance nor covenant defeasance applies to this Security.


         The Nasdaq-100(R), Nasdaq-100 Index(R) and Nasdaq(R) are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the Corporations) and are licensed for use by the Issuer. This Security has not been passed on by the Corporations as to its legality or suitability. This Security is not issued, endorsed, sold or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THIS SECURITY.

OTHER TERMS:

                  All terms used in this Security that are not defined in this Security but are defined in the Indenture referred to on the reverse of this Security shall have the meanings assigned to them in the Indenture. References in this Security to numbered sections are to numbered sections on the face of this Security, unless the context requires otherwise. Section headings on the face of this Security are for convenience only and shall not affect the construction of this Security.

                  "Authorized Denomination" means, with respect to this Security, a Face Amount of $1,000 or a multiple of $1,000.

                  "Automatic Exchange" means an exchange of the Outstanding Face Amount of this Security for cash, as provided in section 7.

                  "Business Day" means any day that is not a Saturday, a Sunday or a day on which The Nasdaq Stock Market is not open for trading or on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close, or on which the Index is not calculated and published by the Index Sponsor because the Index Sponsor is not open for business.

                  "Call Date" means the day specified by the Company in a Call Notice for redemption of the Outstanding Face Amount of this Security, unless the Call Date is postponed to a later date as provided in section 7(c), in which case the Call Date shall be such later date; provided, however, that a Call Date shall in all cases be after November 7,


                 (Face of Security continued on next page)

2002. As applied to this Security, the term "Redemption Date" as used in the Indenture shall mean the Call Date, if any.

                  "Call Notice" means a notice of redemption given by the Company to the Holder of this Security as provided in section 6.

                  "Call Notice Date" means any Business Day on which the Company gives a Call Notice.

                  "Closing Index Level" on any date means the closing level of the Index on such date, subject to adjustment as provided in section 3 on the face of this Security.


                  "Default Amount" means, on any day, an amount, in U.S. dollars, equal to the cost of having a Qualified Financial Institution expressly assume, as of such day, the due and punctual payment of the principal of and any interest on this Security, and the performance or observance of every covenant hereof and of the Indenture on the part of the Company to be performed or observed with respect to this Security (or to undertake other obligations providing substantially equivalent economic value to the Holder of this Security as the Company's obligations hereunder). Such cost will equal (i) the lowest amount that a Qualified Financial Institution (selected as provided below) would charge to effect such assumption (or undertaking) plus (ii) the reasonable expenses (including reasonable attorneys' fees) incurred by the Holder of this Security in preparing any documentation necessary for such assumption (or undertaking). During the Default Quotation Period, each of the Holder of this Security and the Company may request a Qualified Financial Institution to provide a quotation of the amount it would charge to effect such assumption (or undertaking) and notify the other in writing of such quotation. The amount referred to in clause (i) of this paragraph will equal the lowest (or, if there is only one, the only) quotation so obtained, and as to which notice is so given, during the Default Quotation Period; provided, however, that, with respect to any quotation, the party not obtaining such quotation may object, on reasonable and significant grounds, to the effectuation of such assumption (or undertaking) by the Qualified Financial Institution

                 (Face of Security continued on next page) providing such quotation and notify the other party in writing of such grounds within two Business Days after the last day of the Default Quotation Period, in which case such quotation will be disregarded in determining the Default Amount. The "Default Quotation Period" will be the period beginning on the day the Default Amount first becomes due and payable and ending on the third Business Day after such due day, unless no such quotation is so obtained, or unless every such quotation so obtained is objected to within five Business Days after such due day as provided above, in which case the Default Quotation Period will continue until the third Business Day after the first Business Day on which prompt notice is given of such a quotation as provided above, unless such quotation is objected to as provided above within five Business Days after such first Business Day, in which case the Default Quotation Period will continue as provided in this sentence. Notwithstanding the foregoing, if the Default Quotation Period (and the subsequent two Business Day objection period) has not ended prior to the Determination Date, then the Default Amount will equal the Principal Amount.

                  "Determination Date" means the fifth Business Day prior to November 7, 2005; provided, however, that if a Market Disruption Event occurs or is continuing on that fifth prior Business Day, the Determination Date will be the next succeeding Business Day on which a Market Disruption Event does not occur and is not continuing; provided, further, that in no event will the Determination Date be later than November 7, 2005 or, if November 7, 2005 is not a Business Day, later than the first Business Day after November 7, 2005.

                  "Exchange Date" means, with respect to any exchange of this Security pursuant to section 5, the fifth Business Day after the Exchange Notice Date for such exchange. Notwithstanding the foregoing, the Exchange Date may be postponed as provided in section 5, in which case the Exchange Date shall be the date to which it is so postponed.

                  "Exchange Notice Date" means, with respect to any exchange of this Security pursuant to section 5, the first Business Day on which all Exercise Requirements have been satisfied with respect to such exchange by 11:00 A.M., New York City time, on such day, provided that such first Business Day must occur no later than the earlier of (i) the

                 (Face of Security continued on next page)

Business Day prior to the Determination Date and (ii) any Call Notice Date. If the Exercise Requirements have been satisfied with respect to an exchange on a Business Day but after 11:00 A.M., New York City time, the next Business Day will be the Exchange Notice Date for such exchange, subject to the proviso in the prior sentence. Notwithstanding the foregoing, the Exchange Notice Date may be postponed as provided in section 5, in which case the Exchange Notice Date shall be the date to which it is so postponed.

                  "Exercise Requirements" means, with respect to any exchange of this Security pursuant to section 5, all the following requirements that apply to such exchange:

                  (i) Both the Trustee and the Calculation Agent must receive a properly completed and signed Notice of Exchange specifying the Outstanding Face Amount of this Security to be exchanged. In each case, such notice must be delivered by facsimile to the applicable number and location specified in the Notice of Exchange (or to such other number and location, or in such other manner, as the Trustee or Calculation Agent, as applicable, may specify to the Holder).

                  (ii) If this Security is not a Global Security, the Trustee must receive the certificate representing this Security. In each case, such delivery must be made by mail, by hand or by reputable commercial courier, to the office of the Trustee, and to the attention of its representative, specified in the Notice of Exchange (or to such other location, or in such other manner, as the Trustee may specify to the Holder).

                  (iii) If this Security is not a Global Security and the Exchange Date occurs after a Regular Record Date and before the related Interest Payment Date, the Trustee must receive cash in an amount equal to the interest payable on the portion of this Security to be exchanged, as provided in clause (iv) of section 5. In each case, such delivery must be made by check, as provided in clause (ii) above, or by wire transfer to an account specified by the Trustee (or in such other manner as the Trustee may specify).



                 (Face of Security continued on next page)

                  (iv) If this Security is a Global Security, the beneficial interest in the portion of the Security to be exchanged must be transferred on the books of the Depositary to the account of the Trustee at the Depositary and the Trustee must receive and accept the transfer, all in accordance with the applicable procedures of the Depositary. If the Trustee receives and accepts the transfer by 3:00 P.M., New York City time, on any Business Day, the requirement in this clause (iv) will be deemed satisfied as of 11:00 A.M. on the same Business Day.

The Calculation Agent will, in its sole discretion, resolve any questions that may arise as to the validity of a Notice of Exchange or as to whether and when the Exercise Requirements have been satisfied in respect of any exchange.

                  "Index Sponsor" means, at any time, the Person or entity, including any successor sponsor, that determines and publishes the Index as then in effect.

                  "Index Stocks" means, at any time, the stocks that comprise the Index as then in effect, after giving effect to any additions, deletions or substitutions.

                  "Market Disruption Event" means, with respect to the Index,
(i) a suspension, absence or material limitation of trading in Index Stocks constituting 20% or more, by weight, of the Index on their primary market for more than two hours of trading or during the one-half hour period preceding the close of trading in such market, (ii) a suspension, absence or material limitation of trading in option or futures contracts related to the Index or to Index Stocks constituting 20% or more, by weight, of the Index, if available, in the primary market for such contracts for more than two hours of trading or during the one-half hour period preceding the close of trading in such market or
(iii) Index Stocks constituting 20% or more, by weight, of the Index, or option or future contracts related to the Index or to Index Stocks constituting 20% or more, by weight, of the Index, if available, do not trade on what was the primary market for those Index Stocks or contracts in each case (i), (ii) and
(iii) as determined by the Calculation Agent; provided, however, that no such event described in clause (i), (ii) or (iii) will be a Market Disruption Event unless the Calculation Agent also determines that such event materially

                 (Face of Security continued on next page) interferes with the ability of the Company or any of its Affiliates to unwind all or a material portion of any hedge that any of them effects with respect to this Security. For purposes of determining whether a Market Disruption Event has occurred, (a) a limitation on the hours or numbers of days of trading in the relevant market will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of such market, (b) a decision to permanently discontinue trading in the relevant option or futures contracts will not constitute a Market Disruption Event, (c) a suspension or limitation of trading an Index Stock or in option or futures contracts related to the Index or an Index Stock, if available, in the primary market for such stock or such contracts, by reason of (1) a price change exceeding limits set by such market,
(2) an imbalance of orders relating to such stock or such contracts or (3) a disparity in bid and ask quotes relating to such stock or such contracts, will, in each case (1), (2) and (3), constitute a suspension or material limitation of trading in stock or such option contracts related to the Index or an Index Stock and (d) an "absence of trading" in the primary market on which an Index Stock, or on which option or futures contracts related to the Index or to an Index Stock are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

                  "Notice of Exchange" means a properly completed and signed notice substantially in the form attached to the Company's prospectus supplement dated October 31, 2000 relating to this Security (or such other form as is acceptable to the Trustee and the Calculation Agent). Once given, a Notice of Exchange may not be revoked.

                  "Original Issue Date" means November 7, 2000.

                  "Qualified Financial Institution" means, at any time, a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan that at such time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated A-1 or higher by Standard & Poor's Ratings Group (or any successor) or P-1 or higher by Moody's Investors Service, Inc. (or any successor) or, in either case, such other comparable rating, if any, then used by such rating agency.

                 (Face of Security continued on next page)

                  "Redemption Price" means the amount payable in respect of this Security on a Call Date pursuant to section 6. The Redemption Price payable on any Call Date does not include any accrued interest payable in respect of this Security.

                  "Reference Index Level" means 3,148.00 (as determined on the trade date).

                  "Stated Maturity Date" means November 7, 2005 or, if such day is not a Business Day, the next succeeding Business Day; provided, however, that if the fifth Business Day preceding November 7, 2005 is not the Determination Date, the Stated Maturity Date will be the fifth Business Day succeeding the Determination Date; provided, further, that in no event will the Stated Maturity Date be later than the fifth Business Day after November 7, 2005 or, if November 7, 2005 is not a Business Day, later than the sixth Business Day after November 7, 2005.

                  "Successor Index" means any substitute index approved by the Calculation Agent as a Successor Index pursuant to section 3.

                  "Trade Date" means October 31, 2000.

                  1.       Promise to Pay Principal and Interest.

                  The Goldman Sachs Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, as principal, 100% of the Outstanding Face Amount on the Stated Maturity Date, subject to the other provisions of this Security, and to pay interest on the Outstanding Face Amount, from the Original Issue Date or from the most recent date to which interest has been paid or duly provided for, on May 7 and November 7 (each an "Interest Payment Date") in each year, commencing on May 7, 2001, and at the Maturity of the principal at the rate of 0.25% per annum, until the principal of this Security is paid or made available for payment. Any such

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                                      -9-
instalment of interest that is overdue at any time shall also bear interest, at the effective Federal Funds rate (to the extent that payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment. Notwithstanding the foregoing, (i) if the Stated Maturity Date does not occur on November 7, 2005, then the Interest Payment Date that would otherwise occur on November 7, 2005 shall instead occur on the Stated Maturity Date, (ii) interest on any overdue amount shall be payable on demand and (iii) the accrual and payment of interest on any portion of the Face Amount exchanged by the Holder pursuant to section 5 or subject to an Automatic Exchange pursuant to section 7 shall be subject to the applicable provisions of those sections.

                  2.       Payment of Interest.

                  The interest so payable, and punctually paid or made available for payment, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such Interest Payment Date. If this Security is a Global Security, the Regular Record Date for an Interest Payment Date shall be the first Business Day before such Interest Payment Date. If this Security is not a Global Security, the Regular Record date for an Interest Payment Date shall be the fifteenth calendar day (whether or not a Business Day) next preceding such Interest Payment Date. Any interest so payable, but not punctually paid or made available for payment, on any Interest Payment Date will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Security not less than 10 days prior to such Special Record Date, or be paid in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Security may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

                 (Face of Security continued on next page)

                   3.       Discontinuance or Modification of the Index.

                  If the Index Sponsor discontinues publication of the Index and the Index Sponsor or any other Person or entity publishes a substitute index that the Calculation Agent determines is comparable to the Index and approves as a Successor Index, then the Calculation Agent will determine the amount payable on the Call Date, any Exchange Date and the Stated Maturity Date by reference to the Successor Index.

                  If the Calculation Agent determines that the publication of the Index is discontinued and there is no Successor Index, or that the level of the Index is not available on the Call Notice Date, any Exchange Notice Date and the Determination Date because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the amount payable on the Call Date, any Exchange Date and the Stated Maturity Date by reference to a group of stocks and a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

                  If the Calculation Agent determines that the Index, the stocks comprising the Index or the method of calculating the Index is changed at any time in any respect -- including any addition, deletion or substitution and any reweighting or rebalancing of Index Stocks and whether the change is made by the Index Sponsor under its existing policies or following a modification of those policies, is due to the publication of a Successor Index, is due to events affecting one or more of the Index Stocks or their issuers or is due to any other reason -- then the Calculation Agent will make such adjustments in the Index or the method of its calculation as it believes are appropriate to ensure that the Closing Index Level used to determine the amount payable on the Call Date, any Exchange Date or the Stated Maturity Date is equitable.

                  All determinations and adjustments to be made by the Calculation Agent with respect to the Index may be made by the Calculation Agent in its sole discretion.

                  4.       Principal Amount.

                 (Face of Security continued on next page)

                  The principal of this Security that becomes due and payable on the Stated Maturity Date shall be 100% of the Outstanding Face Amount unless an Automatic Exchange is to occur on such date, in which case such principal shall be the cash that the Company is obligated to pay in such Automatic Exchange. The principal of this Security that becomes due and payable on a Call Date shall be the Redemption Price unless an Automatic Exchange is to occur on such date, in which case such principal shall be the cash that the Company is obligated to pay in such Automatic Exchange. The principal of this Security that becomes due and payable on any Exchange Date shall be the cash that the Company is obligated to deliver (or cause to be delivered) in exchange for this Security (or any portion hereof being exchanged) on such date. The principal of this Security that becomes due and payable upon acceleration of the Maturity hereof after an Event of Default has occurred pursuant to the Indenture shall be the Default Amount. When the cash that the Company is obligated to pay as set forth above in this section 4 has been paid as provided herein (or such payment has been made available), the principal of this Security (or the portion hereof being exchanged, as the case may be) shall be deemed to have been paid in full, whether or not this Security shall have been surrendered for payment or cancellation. References to the payment of the principal of this Security on any day shall be deemed to mean the payment of the cash that the Company is obligated to pay on such day as provided in this Security. Notwithstanding the foregoing, solely for the purpose of determining whether any consent, waiver, notice or other action to be given or taken by Holders of Securities pursuant to the Indenture has been given or taken by Holders of Outstanding Securities in the requisite aggregate principal amount, the principal amount of this Security will be deemed to equal the Outstanding Face Amount. This Security shall cease to be Outstanding as provided in the definition of such term in the Indenture or when the principal of this Security shall be deemed to have been paid in full as provided above and all interest payable on this Security has been paid (or such payment of interest has been made available).

                  5.       Holder's Exchange Right.

                  The Holder may elect to exchange the Outstanding Face Amount of this Security, in whole or in part at any time and from time to time, for cash in an amount equal to

                 (Face of Security continued on next page) the Exchange Value on the Exchange Notice Date times the Face Amount so exchanged and divided by $1,000, provided that the Exercise Requirements with respect to such exchange have been satisfied no later than 11:00 A.M., New York City time, on the earlier of (i) the Business Day before the Determination Date and (ii) any Call Notice Date. The Company shall make (or cause its agent to make) the payment due in any such exchange on the applicable Exchange Date and in the manner provided in section 9 below. No election to exchange this Security pursuant to this section 5 shall be effective unless the Exercise Requirements are satisfied with respect to such exchange at or prior to the date and time specified above. The right of the Holder to exchange the Security pursuant to this section 5 is herein called the "Exchange Right".

                  If a Market Disruption Event occurs or is continuing on a day that would otherwise be an Exchange Notice Date, then such Exchange Notice Date will be postponed to the first succeeding Business Day on which a Market Disruption Event does not occur and is not continuing. In no event, however, will any Exchange Notice Date be postponed by more than five Business Days. If an Exchange Notice Date is postponed, the related Exchange Date will also be postponed, to the fifth Business Day after the day to which such Exchange Notice Date is postponed. If an Exchange Notice Date is postponed to the last possible day, and a Market Disruption Event occurs or is continuing on that day, that day will nevertheless be such Exchange Notice Date.

                  If the Closing Index Level that must be used to determine the Exchange Value is not available on the Exchange Notice Date, either because of a Market Disruption Event or for any other reason, the Calculation Agent will nevertheless determine that Closing Index Level based on its assessment, made in its sole discretion as provided in section 3 on the face of this Security.

                  Partial exchanges of this Security will be permitted only if the portion of the Face Amount exchanged is a multiple of $1,000 and only if the unexchanged portion is an Authorized Denomination. References herein to any portion of this Security being exchanged shall mean the entire amount of this Security if the entire amount is being exchanged.


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                                      -13-

                  If the Holder exercises the Exchange Right, the applicable provisions of this paragraph will apply to the exchanged portion of this Security.

                  (i) If the applicable Exchange Date occurs on an Interest Payment Date, interest will accrue on the exchanged portion to, but excluding, such Interest Payment Date. The interest that accrues on such exchanged portion to such Interest Payment Date, excluding any part of such interest that becomes payable prior to such Interest Payment Date, shall be payable on such Interest Payment Date as provided in section 2 above.

                  (ii) If the applicable Exchange Date occurs after an Interest Payment Date but on or before the next Regular Record Date, interest will accrue on the exchanged portion only to, and excluding, such prior Interest Payment Date and no interest will accrue or be payable for the later period that precedes such Exchange Date.

                  (iii) If the applicable Exchange Date occurs on or before the first Regular Record Date, interest will not accrue or be payable on such exchanged portion.

                  (iv) If this Security is not a Global Security and the applicable Exchange Date occurs after a Regular Record Date but before the related Interest Payment Date, interest will accrue on the exchanged portion of this Security to, but excluding, such Interest Payment Date. The interest that accrues on such exchanged portion to such Interest Payment Date, excluding any part of such interest that becomes payable prior to such Interest Payment Date, will be payable on such Interest Payment Date as provided in section 2 above; provided, however, that the Holder exercising the Exchange Right with respect to such portion will be required to pay to the Trustee (for the benefit of the Company), no later than 11:00 A.M., New York City time, on the Exchange Notice Date, cash in an amount equal to the interest that becomes payable on the exchanged portion of this Security on such Interest Payment Date.

Notwithstanding the foregoing, if the Company defaults on its obligation to make (or cause to be made) the payment due


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                                      -14-
in respect of any portion of this Security on an Exchange Date pursuant to this section 5, interest shall accrue on such portion from the Exchange Date to the day such payment is made or made available and shall be payable on demand of the Holder.

                  6.       Company's Call Right.

                  This Security is subject to redemption upon not less than 5 Business Days' nor more than 15 Business Days' prior notice, at any time after November 7, 2002, in whole but not in part, at the election of the Company for cash at a Redemption Price equal to 100% of the Outstanding Face Amount on the Call Date, plus accrued interest to the Call Date. Interest instalments whose Stated Maturity is on or prior to a Call Date will be payable as provided in section 2.

                  The Company shall not give a Call Notice that results in a Call Date later than the Stated Maturity Date. A Call Notice, once given, shall be irrevocable.

                  If the Company gives a Call Notice, this Security will be subject to the provisions of section 7(b). If an Automatic Exchange is to occur pursuant to section 7(b), then, notwithstanding the foregoing, this Security shall not be subject to redemption pursuant to this section 6. If an Automatic Exchange is not to occur pursuant to section 7(b), then this Security shall be redeemed on the Call Date as provided in this section 6 and in the Indenture (as modified by this section 6).

                  7.       Automatic Exchange.

                  (a) On the Stated Maturity Date. If the Holder does not exercise the Exchange Right for the entire Outstanding Face Amount of this Security by 11:00 A.M., New York City time, on the Business Day before the Determination Date and the Company does not give a Call Notice, the provisions of this section 7(a) will apply. On the Determination Date, the Calculation Agent (i) will determine the Closing Index Level on such date (ii) will multiply such Closing Index Level by both the Exchange Rate and the Outstanding Face Amount on such date and (iii) will divide the resulting product by $1,000, subject to section 7(c) below. The resulting amount determined pursuant to the


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                                      -15-
prior sentence and section 7(c), as applicable, is herein called the "Section 7(a) Amount".

                  If the Section 7(a) Amount exceeds the sum of (i) the Outstanding Face Amount on the Determination Date plus (ii) the amount of the regular interest instalment that would become due on such Outstanding Face Amount on the Stated Maturity Date if such Outstanding Face Amount were not exchanged or redeemed, then, without any action being taken by the Holder, this Security will automatically be exchanged as follows. On the Stated Maturity Date, the Company will pay to the Holder the Section 7(a) Amount. In determining the amounts specified in this paragraph and the prior paragraph, the Outstanding Face Amount on the Determination Date shall be deemed to exclude any portion thereof to be exchanged pursuant to section 5 on an Exchange Date that occurs on or after the Determination Date. In addition, if the Outstanding Face Amount on the Stated Maturity Date is lower than the Face Amount deemed to be Outstanding on the Determination Date, then the amount of cash to be paid on the Stated Maturity Date pursuant to this section 7(a) will be proportionately reduced.

                  If the Section 7(a) Amount does not exceed the sum specified in the prior paragraph, then this Security shall not be subject to an Automatic Exchange pursuant to this section 7(a) and the Company will pay the Holder the Outstanding Face Amount on the Stated Maturity Date as provided in section 1.

                  If any portion of this Security is subject to an Automatic Exchange pursuant to this section 7(a), no interest will accrue or be payable on such portion in respect of the period from the Interest Payment Date prior to the Stated Maturity Date to the Stated Maturity Date. If the Company defaults on its obligation to make the delivery or payment due in respect of any portion of the Security in such an Automatic Exchange, interest shall accrue on such portion from the Stated Maturity Date to the day such delivery or payment is made or made available and shall be payable on demand of the Holder.

                  (b) On a Call Date. If the Company gives a Call Notice, the provisions of this section 7(b) will apply. On the Call Notice Date (or if the Call Notice Date is not the Pricing Date, on the Section 7(b) Calculation Day as defined


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                                      -16-
in section 7(c)), the Calculation Agent (i) will determine the Closing Index Level on such date (ii) will multiply such Closing Index Level by both the Exchange Rate and the Outstanding Face Amount on such date and (iii) will divide the resulting product by $1,000, subject to section 7(c) below. The resulting amount determined pursuant to the prior sentence and section 7(c), as applicable, is herein called the "Section 7(b) Amount".

                  If the Section 7(b) Amount exceeds the sum of (i) the Redemption Price that would be payable on the Call Date in respect of the Outstanding Face Amount on the Section 7(b) Calculation Day plus (ii) the amount of interest that will have accrued on such Outstanding Face Amount from and after the last Interest Payment Date before the Call Date to the Call Date, then, without any action being taken by the Holder, this Security will automatically be exchanged as follows. On the Call Date, the Company will pay to the Holder the Section 7(b) Amount. In determining the amounts specified in this paragraph and the prior paragraph, the Outstanding Face Amount on the Section 7(b) Calculation Day will be deemed to exclude any portion thereof to be exchanged pursuant to section 5 on an Exchange Date that occurs on or after the
Section 7(b) Calculation Day. In addition, if the Outstanding Face Amount on the Call Date is lower than the Face Amount deemed to be Outstanding on the Section 7(b) Calculation Day, then the amount of cash to be paid on the Call Date pursuant to this section 7(b) will be proportionately reduced.

                  If the Section 7(b) Amount does not exceed the sum specified in the prior paragraph, then this Security shall not be subject to an Automatic Exchange pursuant to this section 7(b) and the Company will redeem the Outstanding Face Amount on the Call Date as provided in section 6.

                  If any portion of this Security is subject to an Automatic Exchange pursuant to this section 7(b), no interest will accrue or be payable on such portion in respect of the period from the Interest Payment Date prior to the Call Date to the Call Date. If the Company defaults on its obligation to make the payment due in respect of any portion of this Security in such an Automatic Exchange, interest shall accrue on such portion from the Call Date to the day such payment is made or made available and shall be payable on demand of the Holder.


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                                      -17-

                  (c) Deferred Pricing. In determining the Section 7(a) Amount or the Section 7(b) Amount, the Calculation Agent shall follow the applicable provisions of clauses (i) and (ii) below. If the Calculation Agent is required pursuant to this section 7 to determine the closing level of the Index on a particular day in order to determine the Section 7(a) Amount or the Section 7(b) Amount, then, for the purposes of this section 7(c), such day is called a "Pricing Date".

                  (i) If a Market Disruption Event occurs or is continuing on a day that would otherwise be a Pricing Date, then the Calculation Agent will use, instead of the Closing Index Level on such day, the Closing Index Level on the first Business Day after such day on which no Market Disruption Event occurs or is continuing. Such first Business Day, however, shall not be later than the Determination Date, in the case of an Automatic Exchange on the Stated Maturity Date, or later than the fifth Business Day after the Call Notice Date, in the case of an Automatic Exchange on the Call Date. Such first Business Day is herein called a "Deferred Pricing Date" and such latest Business Day on which a Deferred Pricing Date may occur is herein called the "Latest Possible Pricing Date". (The Pricing Date may occur on a Deferred Pricing Date and a Deferred Pricing Date may occur on the Latest Possible Pricing Date.)

                  (ii) If a Market Disruption Event occurs or is continuing on a day that would otherwise be a Pricing Date and on each subsequent Business Day through and including the Latest Possible Pricing Date, the Calculation Agent will nevertheless determine the Closing Index Level (and the Deferred Pricing Date will occur) on the Latest Possible Pricing Date. If the Calculation Agent determines that the Closing Index Level is not available on the Latest Possible Pricing Date, either because of a Market Disruption Event or for any other reason, the Calculation Agent will determine the Closing Index Level based on its assessment, made in its sole discretion as provided in section 3 on the face of this Security, on the Latest Possible Pricing Date and will use this Closing Index Level, as so determined, in determining the Section


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                                      -18-

         7(a) Amount or the Section 7(b) Amount, as the case may be.

If a Call Notice is given and the Calculation Agent uses the Closing Index Level (however determined as aforesaid) on a Deferred Pricing Date as provided in clause (i) or (ii) above, the Call Date shall be the later of (x) the fifth Business Day after such Deferred Pricing Date and (y) the original Call Date specified in the Call Notice. If the date described in clause (x) is later than the date in clause (y), the Call Date shall automatically be postponed to such later date, without notice to the Holder or any other Person and whether this Security is redeemed or an Automatic Exchange occurs on the Call Date. If a Call Notice is given, the Pricing Date will be the "Section 7(b) Calculation Day".

                  8.       Role of Calculation Agent.

                  The Calculation Agent will be solely responsible for all determinations and calculations regarding the Closing Index Level; Default Amount; whether a Market Disruption Event has occurred and whether, and if so the day to which, the Determination Date, Stated Maturity Date or any Exchange Notice Date, Exchange Date or Call Date is to be postponed; whether an Automatic Exchange is to occur on the Stated Maturity Date or any Call Date and as to the
Section 7(a) Amount or Section 7(b) Amount, including the relevant Pricing Date and the closing level of the Index on the Pricing Date and any alternative level to be used in making this determination; as to the Exchange Rate and the amounts of cash payable in exchange for this Security on the Stated Maturity Date or any Exchange Date or Call Date; and all such other matters as may be specified elsewhere herein as matters to be determined by the Calculation Agent. The Calculation Agent shall make all such determinations and calculations in its sole discretion, and absent manifest error all determinations and calculations made by the Calculation Agent shall be final and binding on the Company, the Holder and all other Persons having an interest in this Security, without liability on the part of the Calculation Agent.

                  The Company shall take such action as shall be necessary to ensure that there is at all relevant times a financial institution serving as the Calculation Agent

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                                      -19-
hereunder. The Company may, in its sole discretion at any time and from time to time, upon written notice to the Trustee, but without notice to the Holder of this Security, terminate the appointment of any Person serving as the Calculation Agent and appoint another Person (including any Affiliate of the Company) to serve as such agent. Insofar as this Security provides for the Calculation Agent to obtain the closing level of the Index or other information from any institution or other source, the Calculation Agent may do so from any source or sources of the kind contemplated or otherwise permitted hereby notwithstanding that any one or more of such sources are such agent, Affiliates of such agent or Affiliates of the Company.

                  9.       Payment.

                  Payment of any amount payable on this Security in cash will be made in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. Payment of cash on this Security will be made to an account designated by the Holder (in writing to the Company and the Trustee on or before the Determination Date) and acceptable to the Company or, if no such account is designated and acceptable as aforesaid, at the office or agency of the Company maintained for that purpose in The City of New York; provided,however, that, at the option of the Company, payment of any interest may be made by check mailed to the address of the Holder as such address shall appear in the Security Register; and provided, further, that payment at Maturity shall be made only upon surrender of this Security at such office or agency (unless the Company waives surrender). Notwithstanding the foregoing, if this Security is a Global Security, any payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

                  10.      Holidays.

                  Notwithstanding any provision of this Security or of the Indenture, if any payment of principal or interest would otherwise be due on this Security on a day (the "Specified Day") that is not a Business Day, such payment may be made (or such principal or interest may be made available for payment) on the next succeeding Business Day with the same force and effect as if such payment were made on the Specified Day. The provisions of this section shall

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                                      -20-
apply to this Security in lieu of the provisions of Section 113 of the Indenture.

                  11. Reverse of this Security.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

                  12. Certificate of Authentication.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.



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                                      -21-

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.


Dated: November 7, 2000


                                        THE GOLDMAN SACHS GROUP, INC.


                                        By____________________________
                                          Name:
                                          Title:

Dated: November 7, 2000


                  This is one of the Securities of the series designated herein and referred to in the Indenture.


                                          THE BANK OF NEW YORK,
                                            as Trustee


                                          By____________________________
                                                Authorized Signatory

                              (Reverse of Security)
                                    Reverse

                  This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of May 19, 1999 (herein called the "Indenture", which term shall have the meaning assigned to it in such instrument), between the Company and The Bank of New York, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. Insofar as the provisions of the Indenture may conflict with the provisions set forth on the face of this Security, the latter shall control for purposes of this Security.

                  This Security is one of the series designated on the face hereof, limited to an aggregate initial offering price not to exceed $25,000,000,000 (or the equivalent thereof in any other currency or currencies or currency units), which amount may be increased at the option of the Company if in the future it determines that it may wish to sell additional Securities of this series. References herein to "this series" mean the series designated on the face hereof.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected (considered together as one class for this purpose). The Indenture also contains provisions
(i) permitting the Holders of a majority in principal amount of the Securities at the time Outstanding of all series to be affected under the Indenture (considered together as one class for this purpose), on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of a majority in

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                                      -23-
principal amount of the Securities at the time Outstanding of any series to be affected under the Indenture (with each such series considered separately for this purpose), on behalf of the Holders of all Securities of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                  If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture and, with respect to this Security, on the face hereof.

                  As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any interest hereon on or after the respective due dates expressed herein.



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                                      -24-

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any interest on this Security as herein provided.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing. Thereupon one or more new Securities of this series and of like tenor, of Authorized Denominations and for the same aggregate Face Amount, will be issued to the designated transferee or transferees.

                  This Security, and any other Securities of this series and of like tenor, are issuable only in registered form without coupons in Authorized Denominations. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different Authorized Denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  THIS SECURITY AND THE INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


                                      -25-